UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	July 18, 2005

Interstate Power and Light Company

(Exact name of registrant as specified in its charter)

Iowa	0-4117-1	42-0331370

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 First Street, SE, Cedar Rapids, Iowa 52401

(Address of principal executive offices, including zip code)

(319) 786-4411

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit Index to Current Report on Form 8-K Dated July 18, 2005
Purchase Agreement
Officer's Certificate
Opinion of Foley & Lardner LLP

Item 8.01. Other Events.

          On July 18, 2005, Interstate Power and Light Company (the “Company”) agreed to sell $50.0 million aggregate principal amount of its 5.50% senior debentures due 2025 in a public offering through Barclays Capital Inc., Banc of America Securities LLC and Lazard Capital Markets LLC. This offering is expected to close on July 21, 2005.

          The senior debentures are subject to a Registration Statement on Form S-3 (Registration No. 333-114065) that the Company filed with the Securities and Exchange Commission (“SEC”) relating to the public offering, pursuant to Rule 415 of the Securities Act of 1933, as amended, of up to an aggregate of $210 million of securities of the Company. In connection with the Company filing with the SEC a definitive prospectus supplement, dated July 18, 2005, and prospectus, dated April 15, 2004, relating to the public offering of senior debentures described above, the Company is filing certain exhibits as part of this Current Report on Form 8-K. See “Item 9.01. Financial Statements and Exhibits.”

Item 9.01. Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits. The following exhibits are being filed herewith:

(1)	Purchase Agreement, dated July 18, 2005, among Interstate Power and Light Company and Barclays Capital Inc., Banc of America Securities LLC and Lazard Capital Markets LLC.

(4)	Officer’s Certificate, dated July 18, 2005, setting forth the terms of a series of the 5.50% Senior Debentures due 2025.

(5)	Opinion of Foley & Lardner LLP, dated July 18, 2005.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSTATE POWER AND LIGHT COMPANY

Date: July 19, 2005	By:	/s/ Thomas L. Hanson

Thomas L. Hanson Vice President and Treasurer

INTERSTATE POWER AND LIGHT COMPANY

Exhibit Index to Current Report on Form 8-K
Dated July 18, 2005

Exhibit
Number
(1)	Purchase Agreement, dated July 18, 2005, among Interstate Power and Light Company and Barclays Capital Inc., Banc of America Securities LLC and Lazard Capital Markets LLC.

(4)	Officer’s Certificate, dated July 18, 2005, setting forth the terms of a series of the 5.50% Senior Debentures due 2025.

(5)	Opinion of Foley & Lardner LLP, dated July 18, 2005.

(23)	Consent of Foley & Lardner LLP (contained in Exhibit (5) hereto).